EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT PURCHASES APARTMENT COMMUNITY NEAR NASHVILLE
Heritage Place Apartments Acquired for $9.65 million

IRVINE, Calif., May 1, 2015 – Steadfast Apartment REIT announced today the acquisition of Heritage Place Apartments, a 105-unit apartment community located in Franklin, Tenn., just 25 minutes south of Nashville, for $9.65 million. With this acquisition, Steadfast Apartment REIT has purchased 13 communities in seven states totaling 3,899 units at an aggregate cost of approximately $441 million.
“Heritage Place Apartments is a perfect example of what we look for when investing in our target markets,” said Ella Neyland, president of Steadfast Apartment REIT. “The community is located in the Franklin/Cool Springs area, recognized as one of the most sought-after suburbs of Nashville. Franklin offers a unique blend of modernization and history—attracting thousands of tourists each year to Civil War sites—giving the city extra personality.”
Constructed in 1982 on an 8.4-acre site, Heritage Place Apartments consists of 13 two-story garden-style residential buildings and a leasing office. All apartment homes are two-bedroom layouts, averaging 921 square feet with an average leased rent of $898. Community amenities feature a pool, tennis/sports court and a playground. Occupancy is 97% as of April 26, 2015.

Of the 105 units, 20 were upgraded recently. Steadfast Apartment REIT will initiate a moderate revitalization program for the remaining 85 units, which will include new kitchen countertops, wood laminate flooring, carpet replacement, new doors and hardware, updated lighting, ceiling fan installation, new plumbing fixtures and fresh paint.
Additionally, Steadfast Apartment REIT intends to make exterior capital enhancements to include a cyber café, pet park, upgraded tennis court, new signage and improved playground and general landscaping.
The City of Franklin benefits from its location within Williamson County, Tennessee’s fastest growing county in terms of population and job growth, and was named by Business Week Magazine as one of the “Top 50 Cities to Start a Small Business.” Nearly 6,000 businesses currently reside in the county, including 24% of the fastest growing companies in the state.
“Business development in the area immediately surrounding the apartment complex has been prolific,” said Neyland. “This can be attributed to easy accessibility to Interstate 65, favorable topography, high average household incomes, and proximity to Cool Springs Galleria Mall and other retailer centers.”
About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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